Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-4 of Kinder Morgan Inc. (No. 333-177895) of our report dated February 24, 2012 relating to the consolidated financial statements of Citrus Corp. and Subsidiaries, which is incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 16, 2012